UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (September 26, 2012)
(Date of earliest event reported)

FORESTAR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or Other Jurisdiction	Commission File Number	(I.R.S. Employer
of Incorporation)		Identification No.)

6300 Bee Cave Road, Building Two, Suite 500

Austin, Texas 78746

(Address of principal executive offices) (zip code)

(512) 433-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 28, 2012, pursuant to the terms of the previously-announced Agreement and Plan of Merger dated as of June 3, 2012 (the “Merger Agreement”), by and among Forestar Group Inc., a Delaware corporation (“Forestar”), CREDO Petroleum Corporation, a Delaware corporation (“Credo”), and Longhorn Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Forestar (“Merger Sub”), Forestar completed its acquisition of Credo via the merger of Merger Sub with and into Credo, with Credo continuing as the surviving corporation and becoming a wholly owned subsidiary of Forestar (the “Merger”). Upon completion of the Merger, Credo’s name was changed to Forestar Petroleum Corporation.

At the effective time of the Merger, each outstanding share of Credo’s common stock, other than shares held in Credo’s treasury, was cancelled and converted into the right to receive $14.50 per share in cash, without interest.  Each option to purchase Credo’s common stock that was outstanding as of the effective time of the Merger was cancelled in exchange for the right to receive the excess of $14.50 over the exercise price of such option, less applicable taxes required to be withheld.

The aggregate amount of the merger consideration was approximately $146 million. Forestar financed the transaction using a portion of its existing balance of cash, cash equivalents and short-term investments and borrowings under its Credit Agreement (as defined in Item 2.03 below).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)           On September 26, 2012, Forestar borrowed $70 million under the term loan and $35 million under the revolving loan of the Second Amended and Restated Revolving and Term Credit Agreement dated as of September 14, 2012, among Forestar, Forestar (USA) Real Estate Group Inc. and certain of its wholly-owned subsidiaries party thereto, KeyBank National Association (as lender, swing line lender, and administrative agent), the other lenders party thereto, and the other parties thereto (the “Credit Agreement”) to finance a portion of the consideration for the Merger. The material terms of the Credit Agreement are described in Forestar’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission on March 7, 2012, as such terms were amended as described in Forestar’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2012.  Such descriptions are hereby incorporated by reference.

Item 8.01.	Other Events.

On September 28, 2012, Forestar issued a press release announcing the completion of Forestar’s acquisition of Credo, a copy of which is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger, dated June 3, 2012, by and among CREDO Petroleum Corporation, Forestar Group Inc. and Longhorn Acquisition Inc. (incorporated by reference to Exhibit 2.1 of Forestar’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2012)

99.1	Press Release dated September 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP, INC.

Dated: September 28, 2012	By:	/s/ David M. Grimm
	Name:	David M. Grimm
	Title:	Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger, dated June 3, 2012, by and among CREDO Petroleum Corporation, Forestar Group Inc. and Longhorn Acquisition Inc. (incorporated by reference to Exhibit 2.1 of Forestar’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2012)

99.1	Press Release dated September 28, 2012